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                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is entered into as of this 28th day of March 2000, by and between The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS").

                                    RECITALS

         WHEREAS, the Boards of Directors of TriZetto and IMS deem it advisable and in the best interests of each corporation and its respective stockholders that TriZetto and IMS engage in a business combination in order to advance the long-term strategic business interests of TriZetto and IMS;

         WHEREAS, upon the terms and subject to the conditions of this Agreement, IMS will merge with and into TriZetto (the "MERGER"), with TriZetto as the surviving corporation in the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL");

         WHEREAS, in furtherance thereof, the Board of Directors of each of TriZetto and IMS have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock of IMS issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of common stock of TriZetto as set forth herein;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to IMS's willingness to enter into this Agreement, IMS and certain stockholders of TriZetto (the "TRIZETTO DESIGNATED STOCKHOLDERS") are entering into agreements dated as of the date hereof in the form of EXHIBITS A, B and C hereto (the "TRIZETTO VOTING AGREEMENTS") pursuant to which the TriZetto Designated Stockholders have agreed, among other things, to vote their shares of TriZetto Common Stock in favor of the adoption of this Agreement, and (ii) as a condition and inducement to TriZetto's willingness to enter into this Agreement, TriZetto and certain stockholders of IMS (the "IMS DESIGNATED STOCKHOLDERS") are entering into an agreement dated as of the date hereof in the form of EXHIBIT D (the "IMS VOTING AGREEMENT" and, together with the TriZetto Voting Agreements, the "VOTING AGREEMENTS") pursuant to which the IMS Designated Stockholders have agreed, among other things, to vote their shares of IMS Common Stock in favor of the adoption of this Agreement;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a "tax-free" reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

         WHEREAS, IMS and TriZetto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

         1. PLAN OF REORGANIZATION.

                  1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), IMS shall be merged with and into TriZetto and the corporate existence of IMS shall thereupon cease. TriZetto shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of TriZetto with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

                  1.2 THE CLOSING. Subject to the termination of this Agreement as provided in Section 9 below, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions to Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement, unless another place, time and date is mutually agreed upon in writing by IMS and TriZetto. As soon as practicable following the Closing, TriZetto and IMS will cause a Certificate of Merger (the "DELAWARE CERTIFICATE OF MERGER") to be executed, acknowledged and filed in the office of the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "EFFECTIVE TIME"). 1.3 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of IMS:

                           (A) CONVERSION OF SHARES. Each share of Common Stock,
$.01 par value per share, of IMS ("IMS COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time (other than shares of IMS Common Stock held by IMS in its treasury and shares of IMS Common Stock owned by TriZetto or any direct or indirect subsidiary of TriZetto (the "EXCLUDED SHARES")) shall be converted into 0.4655 of a share (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable Common Stock, $0.001 par value per share, of TriZetto ("TRIZETTO COMMON STOCK"). At the Effective Time, all shares of IMS Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any such shares of IMS Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the number of whole shares of TriZetto Common Stock equal to the number of shares of IMS Common Stock represented by such Certificate multiplied by the Exchange Ratio and the right, if any, to receive pursuant to Section 1.4 cash in lieu of fractional shares into which such shares of IMS Common Stock have been converted pursuant to this Section 1.3(a) and any distribution of dividends pursuant to Section 1.5(c). All Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.


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                           (B) TRIZETTO COMMON STOCK. Each share of TriZetto
Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of TriZetto Common Stock.

                           (C) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the
Effective Time, TriZetto or IMS recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or by a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted equitably so as to maintain the relative proportionate interests of the holders of the shares of IMS Common Stock and the holders of the shares of TriZetto Common Stock.

                           (D) DISSENTING SHARES. In accordance with Section 262
of the DGCL, no appraisal rights shall be available to holders of IMS Common Stock in connection with the Merger.

                  1.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of TriZetto Common Stock will be issued and any holder of IMS Common Stock entitled to receive a fractional share of TriZetto Common Stock but for this Section 1.4 shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (as defined in Section 1.5) on behalf of such holder of the aggregate fractional shares of TriZetto Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of TriZetto Common Stock have been received by the Exchange Agent.

                  1.5 EXCHANGE OF CERTIFICATES.

                           (A) EXCHANGE AGENT. Prior to the Closing Date,
TriZetto shall select a bank or trust company with IMS's prior approval, which shall not be unreasonably withheld, to act as exchange agent (the "EXCHANGE AGENT") in the Merger. As of the Effective Time, TriZetto shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of IMS Common Stock, certificates representing the shares of TriZetto Common Stock and, after the Effective Time, if applicable, any cash, dividend, or other distributions with respect to the TriZetto Common Stock to be paid or issued pursuant to the penultimate sentence of Section 1.3(a) in exchange for shares of IMS Common Stock outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article I (such certificates for shares of TriZetto Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to this Agreement.

                           (B) EXCHANGE PROCEDURES. Promptly after the Effective
Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of IMS Common Stock (other than holders of Excluded Shares), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TriZetto and IMS may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TriZetto Common


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Stock and any unpaid dividends and other distributions and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of TriZetto Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement and a check in the amount (after giving effect to any tax withholdings) of any cash in lieu of fractional shares plus any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of IMS Common Stock which is not registered on the transfer records of IMS, a certificate representing the proper number of shares of TriZetto Common Stock together with a check for any cash to be paid upon due surrender of the Certificate may be issued to a transferee if the Certificate representing such IMS Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.5 and this Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of TriZetto Common Stock and cash in lieu of any fractional shares of TriZetto Common Stock and other dividends or distributions payable as contemplated by Section 1.3, this Agreement and the DGCL.

                           (C) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED
CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to TriZetto Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TriZetto Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TriZetto Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TriZetto Common Stock to which such holder is entitled pursuant to Section 1.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of TriZetto Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of TriZetto Common Stock.

                           (D) LOST, STOLEN OR DESTROYED CERTIFICATES. In the
event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by TriZetto, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of TriZetto Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 1.3 upon due surrender of and deliverable in respect of the shares of IMS Common Stock represented by such Certificate pursuant to this Agreement.

                           For the purposes of this Agreement, the term "PERSON"
shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability


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company, joint venture, estate, trust, association, organization, Governmental
Entity (as defined herein) or other entity of any kind or nature.

                           (E) NO FURTHER OWNERSHIP RIGHTS IN IMS COMMON STOCK.
All shares of TriZetto Common Stock issued upon the surrender for exchange of shares of IMS Common Stock in accordance with the terms of this Agreement (including any cash paid pursuant to Section 1.4 and Section 1.5(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of IMS Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of IMS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.5.

                           (F) TERMINATION OF EXCHANGE FUND. Any portion of the
Exchange Fund which remains undistributed to the stockholders of IMS for six (6) months after the Effective Time shall be paid to TriZetto, upon demand, and any former stockholders of IMS who have not theretofore complied with this Section
1.5 shall thereafter look only to TriZetto for payment of their claim for TriZetto Common Stock, any cash in lieu of fractional shares of TriZetto Common Stock and any dividends or distributions with respect to TriZetto Common Stock, in each case, without any interest thereon.

                           (G) NO LIABILITY. None of TriZetto, the Surviving
Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of IMS Common Stock for any portion of the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                  1.6 IMS OPTIONS.

                           (A) OPTIONS. At the Effective Time, each of the then
outstanding options to purchase IMS Common Stock (the "IMS OPTIONS"), without any further action on the part of any holder thereof, shall be deemed to constitute an option to purchase that number of shares of TriZetto Common Stock determined by multiplying the number of shares of IMS Common Stock subject to such IMS Option at the Effective Time by the Exchange Ratio, at an exercise price per share of TriZetto Common Stock equal to the exercise price per share of such IMS Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in an assumed IMS Option being exercisable for a fraction of a share of TriZetto Common Stock, then the number of shares of TriZetto Common Stock subject to such option will be rounded up to the nearest whole number of shares. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the IMS Options shall be as set forth in the IMS Plans and in the list previously provided by IMS to TriZetto and referred to in Section 2.2(a). Continuous employment with IMS or any of IMS's subsidiaries will be credited to a holder of an IMS Option for purposes of determining the number of shares of TriZetto Common Stock subject to exercise under a converted IMS Option after the Effective Time. Promptly after the Effective Time, TriZetto will notify in writing each holder of an IMS Option of the assumption of such IMS Option by TriZetto, the number of shares of TriZetto Common Stock that are then subject to such option, and the exercise price of such option, as determined pursuant to this Agreement.


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                           (B) REGISTRATION. TriZetto shall cause the TriZetto
Common Stock issuable upon exercise of the assumed IMS Options to be registered on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") (or any successor or other appropriate form) as soon as practicable but not later than ten (10) days after the Effective Time and TriZetto shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed IMS Options shall remain outstanding. TriZetto will reserve a sufficient number of shares of TriZetto Common Stock for issuance upon exercise of the IMS Options assumed by TriZetto pursuant to this Section 1.6. In addition, the Board of Directors of IMS and TriZetto shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(e) to exempt (i) the conversion of IMS Common Stock and IMS Options into TriZetto Common Stock or options to purchase TriZetto Common Stock, as the case may be, and (ii) the acquisition of TriZetto Common Stock or options to purchase TriZetto Common Stock, as the case may be, pursuant to the terms of this Agreement by officers and directors of IMS subject to the reporting requirements of Section 16(c) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). IMS and TriZetto shall provide to counsel to the other party copies of the resolutions to be adopted by the respective Boards of Directors to implement the foregoing.

                  1.7 CERTIFICATE OF INCORPORATION AND BY-LAWS.

                           (A) The Restated Certificate of Incorporation of
TriZetto, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time (the "TRIZETTO CHARTER AMENDMENT") so as to read in its entirety in the form set forth as EXHIBIT E and, as so amended, such Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                           (B) The By-laws of TriZetto, as in effect immediately
prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as EXHIBIT F and, as so amended, such By-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  1.8 BOARD OF DIRECTORS AND OFFICERS. The Board of Directors and the officers of the Surviving Corporation shall be as set forth in Sections
5.11 and 5.12, respectively, until the earlier of the resignation or removal of any individual set forth in or designated in accordance with such Sections, or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as a director at the Effective Time the party which designated such individual as indicated in Section 5.11 shall designate another individual to serve in such individual's place. If any officer set forth in or designated in accordance with Section 5.12 ceases to be a full-time employee of either TriZetto or IMS at or before the Effective Time or shall be unable or unwilling to serve as an officer of the Surviving Corporation at the Effective Time, the parties will agree upon another individual to serve in such individual's stead.

         2. REPRESENTATIONS AND WARRANTIES OF IMS.

         Except as set forth in a letter dated the date of this Agreement and delivered by IMS to TriZetto concurrently herewith (the "IMS DISCLOSURE LETTER"), IMS represents and warrants to TriZetto as set forth below. In this Agreement, the term "MATERIAL ADVERSE EFFECT" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, businesses or results of operations of such party and its subsidiaries, taken as a whole, or to the ability of such party to


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consummate the Merger, other than, in each case, events, changes or effects that result from general economic conditions or conditions generally affecting the industry in which such party conducts operations.

                  2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. IMS and each of its "Significant Subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act) (the "IMS SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on IMS. The IMS Disclosure Letter sets forth a correct and complete list of IMS's subsidiaries. IMS has made available to TriZetto or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of IMS and each of the IMS Subsidiaries which is organized under the laws of any State in the United States, in each case as amended to the date of this Agreement. IMS shall promptly after execution of this Agreement deliver or make available to TriZetto a true and correct copy of the certificates or articles of incorporation and bylaws or similar governing instruments of each of its Significant Subsidiaries which is not organized under the laws of any State in the United States.

                  2.2 CAPITAL STRUCTURE.

                           (A) STOCK AND OPTIONS. The authorized capital stock
of IMS consists of (i) 800,000,000 shares of IMS Common Stock, (ii) 10,000,000 shares of Series Common Stock, par value $0.01 per share (the "IMS SERIES COMMON STOCK") and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "IMS PREFERRED STOCK"). At the close of business on March 24, 2000, 297,239,518 shares of IMS Common Stock were issued and outstanding, no shares of IMS Series Common Stock or IMS Preferred Stock were issued and outstanding, 37,805,872 shares of IMS Common Stock were held by IMS in its treasury, 42,809,241 shares of IMS Common Stock were reserved for issuance upon the exercise of outstanding IMS Options, and IMS had 372,108 restricted stock units and phantom units issued. All outstanding shares of IMS Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of the capital stock of each of the IMS Subsidiaries are validly issued, fully paid and nonassessable and are owned by IMS or one of the IMS Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. IMS has made available to TriZetto true and correct copies of its 1998 Non-Employee Directors' Stock Incentive Plan, 1998 Employees' Stock Incentive Plan, 1998 Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, 1998 Replacement Plan for Certain Non-Employees Directors Holding Cognizant Corporation Equity-Based Awards, 1998 Employees Stock Purchase Plan (the "ESPP"), 1998 Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options and 1998 Stock Option Plan for Former Employees of Pharmaceutical Marketing Services Inc. (collectively, the "IMS PLANS") and a correct and complete list of the following information with respect to IMS Options outstanding as of February 29, 2000: (i) the aggregate number of shares of IMS Common Stock subject to IMS Options under each IMS Plan other than the ESPP;
(ii) the exercise price of the IMS Options outstanding under each such IMS Plan;
(iii) the vesting schedule under each such IMS Plan; and (iv) with respect to employees that have entered into change of control agreements with IMS, the name of such officer, the number of shares of IMS Common Stock subject to IMS Options held by such officer, the particular IMS Plan(s) pursuant


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to which such IMS Options were granted and the vesting schedule of the IMS
Options held by such officer.

                           (B) NO OTHER COMMITMENTS. Except for the IMS Options
disclosed in Section 2.2(a) above and except for rights to purchase Series A Participating Preferred Stock (the "RIGHTS") issued pursuant to the Rights Agreement, dated as of June 15, 1998, between IMS and First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGREEMENT"), there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which IMS or any of the IMS Subsidiaries is party or by which IMS or any of the IMS Subsidiaries is bound obligating IMS or any of the IMS Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of IMS or any of the IMS Subsidiaries or securities convertible into or exchangeable for shares of capital stock of IMS or any of the IMS Subsidiaries, or obligating IMS or any of the IMS Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which IMS is a party with respect to the voting of the capital stock of IMS or any of the IMS Subsidiaries.

                  2.3 AUTHORITY.

                           (A) CORPORATE ACTION. IMS has all requisite corporate
power and authority to enter into this Agreement and the TriZetto Voting Agreements and, subject to approval of this Agreement and the Merger by the stockholders of IMS, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the TriZetto Voting Agreements. The execution and delivery of this Agreement and the TriZetto Voting Agreements by IMS and, subject to adoption and approval of this Agreement and the Merger by the stockholders of IMS, the consummation by IMS of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IMS. Each of this Agreement and the TriZetto Voting Agreements has been duly executed and delivered by IMS and is the valid and binding obligation of IMS, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

                           (B) NO CONFLICT. Neither the execution, delivery and
performance of this Agreement or the TriZetto Voting Agreements, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of IMS or any of the IMS Subsidiaries under, any term, condition or provision of
(A) the certificate of incorporation or bylaws of IMS or any of the IMS Subsidiaries or (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, agreement, contract, arrangement or other obligation ("Contract"), permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IMS or any of the IMS Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on IMS; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of IMS Common Stock.


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

                           (C) GOVERNMENTAL CONSENTS. No consent, approval,
order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required to be obtained by IMS or any of the IMS Subsidiaries in connection with the execution and delivery of this Agreement or the TriZetto Voting Agreements or the consummation of the transactions contemplated hereby or thereby, except for:
(i) the filing with the SEC of (A) the Form S-4, (B) the Prospectus/Proxy Statement, (C) the Tracking Stock Form 10 (as defined in Section 6.3), (D) the STB Form 10 (as defined in Section 6.7(b)) and (E) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement or the TriZetto Voting Agreements and the transactions contemplated hereby or thereby; (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which IMS is qualified to do business; (iii) the filing of the Certificate of Designations (as defined in Section 6.3) with the Secretary of State of the State of Delaware, (iv) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the New York Stock Exchange, Inc. (the "NYSE") and the Nasdaq National Market System (the "NASDAQ"); (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT") and applicable foreign antitrust laws and (vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Merger or otherwise prevent IMS from performing its obligations under this Agreement or the TriZetto Voting Agreements and is not reasonably likely to have a Material Adverse Effect on IMS.

                  2.4 SEC DOCUMENTS.

                           (A) SEC REPORTS. IMS has made available to TriZetto
or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by IMS or any of the IMS Subsidiaries with the SEC on or after December 31, 1998 (the "IMS SEC DOCUMENTS"), which are all the documents (other than preliminary material) that IMS was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the IMS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the IMS SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. IMS has filed all documents and agreements which were required to be filed as exhibits to the IMS SEC Documents.

                           (B) FINANCIAL STATEMENTS. The financial statements of
IMS included in the IMS SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of IMS and its consolidated IMS Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                  2.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by IMS for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the stockholders of IMS and at the time of the IMS Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The material to be supplied by IMS in respect of the Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                  2.6 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement, the businesses of IMS and the IMS Subsidiaries have not been and are not being conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on IMS. Except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement, IMS has not been notified by any Governmental Entity that any investigation or review with respect to IMS or any of the IMS Subsidiaries is pending or threatened, nor has any Governmental Entity notified IMS of its intention to conduct the same. IMS and the IMS Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on IMS.

                  2.7 LITIGATION. Except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of IMS, threatened against IMS or any of the IMS Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IMS or any of the IMS Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on IMS.

                  2.8 ERISA AND OTHER COMPLIANCE.

                           (A) IMS has made available to TriZetto a list of (i)
each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) any other plan, arrangement or agreement involving compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by IMS or any of the IMS Subsidiaries or any ERISA Affiliate (as defined below) under which IMS or any of the IMS Subsidiaries or any ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of IMS or any of the IMS Subsidiaries or any ERISA Affiliate (collectively, the "IMS EMPLOYEE PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code,
(B) a group of entities under "common control," as defined in Section

414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes IMS or any of the IMS Subsidiaries. IMS has also made available to TriZetto copies of all IMS Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and summaries of material modification, the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three (3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from IMS or any of the IMS Subsidiaries through December 31, 1999 with respect to any of the IMS Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on IMS's or any such IMS Subsidiary's financial statements as of December 31, 1999. Each IMS Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on IMS.

                           (B) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by IMS or any IMS Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of an ERISA Affiliate. Neither any IMS Employee Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("PENSION PLAN") nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither IMS nor any IMS Subsidiary has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Under each Pension Plan which is a single-employer plan, the present value of accrued benefits (whether or not vested), based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Pension Plan's actuary, did not, as of its latest valuation date, exceed the then current value of the assets of such Pension Plan allocable to such accrued benefits, and there has not been a material adverse change in the financial condition of such Pension Plan since the last day of the most recent plan year. No IMS Employee Plan is a "multiemployer plan," as defined in
Section 3(37) of ERISA. No notice of a "reportable event" within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any IMS Employee Plan which is covered by Title I of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject IMS or any IMS Subsidiary to a tax or penalty result in a liability that would have a Material Adverse Effect on IMS. To the knowledge of IMS, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the IMS Employee Plans which could result in a liability that would have a Material Adverse Effect on IMS. No IMS Employee Plan, either individually or collectively, provides for any payment by IMS or any IMS Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404.

                           (C) Any IMS Employee Plan which is intended to be
qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue

Service, and IMS is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                           (d) No IMS Employee Plan provides benefits,
including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of IMS or any IMS Subsidiary beyond their retirement or other termination of service, other than
(i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under an IMS Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, (iii) deferred compensation benefits under a plan, which are accrued as liabilities on the books of IMS or any IMS Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All such IMS Employee Plans may be amended or terminated at any time without causing IMS or any IMS Subsidiary to incur liability having a Material Adverse Effect on IMS.

                           (e) Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) restrict or prohibit IMS or any IMS Subsidiary from amending any IMS Employee Plan, (ii) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code), (iii) result in forgiveness of indebtedness of any director, officer or employee of IMS or any IMS Subsidiary under any IMS Employee Plan or otherwise, (iv) increase any benefits otherwise payable under any IMS Employee Plan, or (v) result in any acceleration of the time of payment or vesting of any benefits under any IMS Employee Plan or otherwise.

                           (f) IMS and each IMS Subsidiary is: (i) in compliance
in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA; (ii) has withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to IMS employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for IMS employees (other than payments to IMS Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against IMS or any IMS Subsidiary under any worker's compensation policy or any uninsured long-term disability policy. To IMS's knowledge, no employee of IMS has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by IMS or any IMS Subsidiary and disclosing to IMS or using trade secrets or proprietary information of any other Person.

                           (g) No work stoppage or labor strike against IMS or
any IMS Subsidiary is pending, threatened or reasonably anticipated with respect to IMS employees. IMS does not know of any activities or proceedings of any labor union to organize any such IMS employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of IMS, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any IMS employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to IMS or any IMS Subsidiary having a Material Adverse Effect on IMS. Neither IMS nor any IMS Subsidiary is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to IMS employees and no collective bargaining agreement is being negotiated by IMS or any IMS Subsidiary with respect to such employees.

                           (h) All IMS Employee Plans covering current or former
non-U.S. IMS employees comply in all material respects with applicable local law. IMS and the IMS Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                  2.9 Absence of Undisclosed Liabilities. At December 31, 1999 (the "IMS Balance Sheet Date"), (i) neither IMS nor any of the IMS Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to IMS and the IMS Subsidiaries, taken as a whole, and were not provided for in the consolidated balance sheet of IMS at the IMS Balance Sheet Date, a copy of which has been delivered to TriZetto (the "IMS BALANCE SHEET"); and (ii) all reserves established by IMS and set forth in the IMS Balance Sheet were reasonably adequate.

                  2.10 Absence of Certain Changes or Events. As of the date hereof, except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement or as contemplated by this Agreement, since the IMS Balance Sheet Date (and other than in compliance with Section 4.3) there has not occurred:

                           (a) any change in the financial condition,
properties, businesses or results of operations of IMS and the IMS Subsidiaries taken as a whole, that is reasonably likely to have a Material Adverse Effect on IMS;

                           (b) any amendments or changes in the Certificate of
Incorporation or Bylaws of IMS;

                           (c) any damage destruction or loss to physical
property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on IMS;

                           (d) any redemption, repurchase or other acquisition
of shares of IMS Common Stock by IMS (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to IMS Common Stock, other than regular quarterly dividends on the IMS Common Stock and IMS's ongoing common stock repurchase program;

                           (e) any material increase in or modification of the
compensation or benefits payable or to become payable by IMS to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                           (f) any material increase in or modification of any
bonus, pension, or IMS Employee Plan or IMS Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

                           (g) any acquisition or sale of a material amount of
property or assets of IMS, other than in the ordinary course of business consistent with past practice;

                           (h) any alteration in any term of any outstanding
security of IMS;

                           (i) any (A) issuance or sale of any securities
convertible into or exchangeable for debt securities of IMS or (B) issuance or sale of options or other rights to acquire from IMS, directly or indirectly, debt securities of IMS or any securities convertible into or exchangeable for any such debt securities;

                           (j) any material transfer or grant of a right under
the IMS IP Rights (as defined in Section 2.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

                           (k) any material labor dispute or charge of unfair
labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any employees of IMS or any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

                           (l) any failure to make any material contribution due
under any of the IMS Employee Plans;

                           (m) any event, occurrence or development which is
reasonably likely to have a Material Adverse Effect on IMS;

                           (n) any material change in the accounting practices
of IMS, except for any such change required by reason of a concurrent change in GAAP.

                           (o) any agreement or arrangement made by IMS to take
any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

                  2.11 No Defaults. Except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement, to IMS's knowledge, neither it nor any of the IMS Subsidiaries nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by IMS, any of the IMS Subsidiaries or any other party under, any Contract to which IMS or any of the IMS Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on IMS. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

                  2.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of IMS or any of the IMS Subsidiaries from IMS or any of the IMS Subsidiaries, under any IMS Employee Plan, IMS Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any IMS Employee Plan, IMS Benefit Arrangement or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.13 Taxes.

                           (a) Except as set forth in (or resulting from matters
set forth in) the IMS SEC Documents or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on IMS:

                                    (1) IMS and each of the IMS Subsidiaries
have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all franchise, income and all other material Tax (as defined below) returns and reports required to be filed on or before the Effective Time (collectively "RETURNS") and all such filed Returns are complete and accurate in all material respects;

                                    (2) IMS and each of the IMS Subsidiaries
have timely paid all Taxes that are shown as due on such filed Returns or that IMS or any of the IMS Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

                                    (3) as of the date hereof, there are not
pending or, to the actual knowledge of the executive officers of IMS or any of the IMS Subsidiaries, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters;

                                    (4) neither IMS nor any of the IMS
Subsidiaries is or may be liable for the Taxes of any Person (other than Persons who at the Effective Time are members of the affiliated group of corporations of which IMS is the common parent) pursuant to Section 1502 of the Code, by agreement or otherwise; and

                                    (5) neither IMS nor any of the IMS
Subsidiaries has any liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the IMS SEC Documents other than any liability for unpaid Taxes that may have properly accrued since the IMS Balance Sheet Date in connection with the operation of the business of IMS or any of the IMS Subsidiaries in the ordinary course.

                           (b) No payments to be made to any of the officers and
employees of IMS or any of the IMS Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

                           (c) "Tax" or "Taxes" shall mean all United States
federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

                  2.14 Intellectual Property.

                           (a) IMS and the IMS Subsidiaries own or have the
right to use all material Intellectual Property Rights (as defined below) necessary or required for the operation of the business of IMS as currently conducted (collectively, "IMS IP RIGHTS"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other Person or party. The IMS IP Rights constitute all Intellectual Property Rights necessary for the conduct of their businesses in the manner conducted immediately prior to the Closing. All IMS IP Rights are either owned by IMS and the IMS Subsidiaries free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither IMS nor any IMS Subsidiary is in material default thereunder; and to the knowledge of IMS, no corresponding licensor is in material default thereunder. None of the IMS IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of IMS, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any IMS IP Rights; there is no outstanding order relating to any IMS IP Rights; to the knowledge of IMS, there is currently no infringement by any Person of any IMS IP Rights; and the IMS IP Rights owned, used or possessed by IMS and the IMS Subsidiaries is sufficient and adequate to conduct the business of IMS and the IMS Subsidiaries to the full extent as such business is currently conducted.

                           (b) IMS and the IMS Subsidiaries have taken
reasonable steps to protect, maintain and safeguard its respective IMS IP Rights, including any IMS IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                           (c) A true and complete list of all material Software
(as defined below) owned by IMS and the IMS Subsidiaries has heretofore been made available to TriZetto. All of the Software owned by IMS and the IMS Subsidiaries is Year 2000 Compliant (as defined below). A true and complete list of all material third party Software used by IMS and the IMS Subsidiaries has heretofore been made available to TriZetto. To the knowledge of IMS, all material third party Software currently used by IMS and the IMS Subsidiaries is Year 2000 Compliant. "SOFTWARE" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

                           (d) A true and complete list of all material
Databases (as defined below) owned by IMS and the IMS Subsidiaries has heretofore been made available to TriZetto. All of the Databases owned by IMS and the IMS Subsidiaries are Year 2000 Compliant. A true and complete list of all material third party Databases used by IMS and the IMS Subsidiaries has heretofore been made available to TriZetto. To the knowledge of IMS, all material third party Databases currently used by IMS and the IMS Subsidiaries are Year 2000 Compliant. "DATABASES" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

                           (e) No material confidential or trade secret
information of IMS or any IMS Subsidiary has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on IMS.

                           (f) IMS and the IMS Subsidiaries have valid
copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the IMS Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

                           (g) (A) No third party (including any original
equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by IMS or any IMS Subsidiary (the "IMS PRODUCTS") or any adaptations, translations, or derivative works based on the IMS Products, or any portion thereof; (B) Neither IMS nor any IMS Subsidiary has granted to any third party any exclusive rights of any kind with respect to any of the IMS Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the IMS Products; and (C) Neither IMS nor any IMS Subsidiary has granted any third party any right to market any product utilizing any IMS Product under any "private label" arrangements pursuant to which IMS or any IMS Subsidiary is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section 2.14 of the IMS Disclosure Letter and true and correct copies of such documents or instruments have been furnished to TriZetto. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the IMS Products are a derivative work.

                           (h) Except as is not reasonably likely to have a
Material Adverse Effect on IMS, each of the IMS Products: (A) substantially complies with all specifications set forth thereof in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to IMS's business; and
(B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                           (i) To the knowledge of IMS, no employee of IMS or
any IMS Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with IMS or any other party because of the nature of the business conducted by IMS or proposed to be conducted by IMS.

                           (j) If IMS or any IMS Subsidiary is obligated to
repair or replace products or services previously provided by IMS or any IMS Subsidiary that are not Year 2000 Compliant in order to meet IMS's or any IMS Subsidiary's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of IMS, IMS and the IMS Subsidiaries have repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

                           (k) All of the Software owned or used by IMS complies
in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

                           (l) "Year 2000 Compliant" means that (1) the
products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the year 2000.

                           (m) As used herein, the term "Intellectual Property
Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, Software, Databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                  2.15 Fees and Expenses. Neither IMS nor any of the IMS Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

                  2.16 Environmental Matters.

                           (a) IMS and each IMS Subsidiary, including all of
their businesses and operations, are, and have been, operated in compliance with all laws, statutes, rules, regulations and other restrictions or requirements of any domestic or foreign governmental authority concerning or relating to industrial hygiene or protection of human health or the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances (as defined below) or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof (collectively, "ENVIRONMENTAL LAWS"), except where the failure to so comply has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IMS. "HAZARDOUS SUBSTANCES" shall mean any substance regulated under any Environmental Laws including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. ss. 9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. ss. 172.101; or (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

                           (b) Except as is not reasonably likely to have a
Material Adverse Effect on IMS, neither IMS nor any IMS Subsidiary has received notice or has knowledge of:

                                    (1) any claim, demand, investigation,
enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against IMS or any IMS Subsidiary or any real property which is now owned, used or leased to or by IMS or any IMS Subsidiary (the "IMS Current Real Property") or any real property which was, but is no longer, owned, used or leased to or by IMS or any IMS Subsidiary ("IMS FORMER REAL PROPERTY") pursuant to any Environmental Law;

                                    (2) any claim, demand notice, suit or
action, made or threatened by any Person against IMS, any IMS Subsidiary, the IMS Current Real Property or the IMS Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the IMS Current Real Property or IMS Former Real Property or (B) any alleged material violation of any Environmental Law by IMS or any IMS Subsidiary; or

                                    (3) any communication to or from any
governmental authority alleging violations, liability or contamination arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the IMS Current Real Property or IMS Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

                  2.17 Interested Party Transactions. Except as disclosed in the IMS SEC Documents filed prior to the date of this Agreement, no officer or director of IMS or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to IMS or any of the IMS Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which IMS or any of the IMS Subsidiaries is a party or by which it may be bound or affected.

                  2.18 Board Approval. The Board of Directors of IMS has, as of the date hereof, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of IMS and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of IMS adopt this Agreement and the Merger.

                  2.19 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of IMS Common Stock are entitled to cast is the only vote of the holders of any class or series of IMS's capital stock necessary to approve this Agreement and the Merger.

                  2.20 Fairness Opinion. IMS's Board of Directors has received an opinion from Goldman, Sachs & Co. that as of the date hereof the Exchange Ratio is fair to IMS's stockholders from a financial point of view.

                  2.21 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon IMS or any of the IMS Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by IMS or any of the IMS Subsidiaries as currently conducted or any acquisition of property by IMS or any of the IMS Subsidiaries.

                  2.22 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each a "TAKEOVER STATUTE") or any anti-takeover provision in IMS's certificate of incorporation or by-laws is applicable to IMS, the IMS Common Stock, the Merger or the other transactions contemplated by this Agreement or the IMS Voting Agreement.

         3. Representations and Warranties of TriZetto.

         Except as set forth in a letter dated the date of this Agreement and delivered by TriZetto to IMS concurrently herewith (the "TRIZETTO DISCLOSURE LETTER"), TriZetto hereby represents and warrants to IMS that:

                  3.1 Organization; Good Standing; Qualification and Power. TriZetto and each of its subsidiaries (the "TriZetto Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify is not reasonably likely to have a Material Adverse Effect on TriZetto. The TriZetto Disclosure Letter sets forth a correct and complete list of the TriZetto Subsidiaries. TriZetto has made available to IMS or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of TriZetto and each of the TriZetto Subsidiaries, in each case as amended to the date of this Agreement.

                  3.2 Capital Structure.

                           (a) Stock and Options. The authorized capital stock
of TriZetto consists of 40,000,000 shares of TriZetto Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value (the "TRIZETTO PREFERRED STOCK"). At the close of business on March 24, 2000, 21,198,896 shares of TriZetto Common Stock were issued and outstanding, no shares of TriZetto Common Stock were held by TriZetto in its treasury and 3,769,419 shares of TriZetto Common Stock were reserved for issuance upon the exercise of outstanding TriZetto options (the "TRIZETTO OPTIONS"). No shares of TriZetto Preferred Stock are issued or outstanding. All outstanding shares of TriZetto Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of the capital stock of each of the TriZetto Subsidiaries are validly issued, fully paid and nonassessable and are owned by TriZetto or one of the TriZetto Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. TriZetto has made available to IMS a correct and complete copy of its 1998 Stock Option Plan (the "TRIZETTO PLAN") and a correct and complete list of each TriZetto Option outstanding as of the date hereof, including the name of the holder of such TriZetto Option, the TriZetto option plan pursuant to which such TriZetto Option was issued, the security and number of shares covered by such TriZetto Option, the per share exercise price of such TriZetto Option and the vesting schedule applicable to each such TriZetto Option.

                           (b) No Other Commitments. Except for the TriZetto
Options disclosed in Section 3.2(a) above, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which TriZetto or any of the TriZetto Subsidiaries is a party or by which TriZetto or any of the TriZetto Subsidiaries is bound obligating TriZetto or any of the TriZetto Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of TriZetto or any of the TriZetto Subsidiaries or securities convertible into or exchangeable for shares of capital stock of TriZetto or any of the TriZetto Subsidiaries, or obligating TriZetto or any of the TriZetto Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which TriZetto is a party with respect to the voting of the capital stock of TriZetto or any of the TriZetto Subsidiaries.

                  3.3 Authority.

                           (a) Corporate Action. TriZetto has all requisite
corporate power and authority to enter into this Agreement and the IMS Voting Agreement and, subject to approval of this Agreement and the Merger by the stockholders of TriZetto, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the IMS Voting Agreement. The execution and delivery of this Agreement and the IMS Voting Agreement by TriZetto and, subject to adoption and approval by the stockholders of TriZetto of the TriZetto Proposals (as defined in Section 5.4), the consummation by TriZetto of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TriZetto. Each of this Agreement and the IMS Voting Agreement has been duly executed and delivered by TriZetto and is the valid and binding obligation of TriZetto, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception.

                           (b) No Conflict. Neither the execution, delivery and
performance of this Agreement or the IMS Voting Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TriZetto or any of the TriZetto Subsidiaries under, any term, condition or provision of (A) the certificate of incorporation or bylaws of TriZetto or any of the TriZetto Subsidiaries or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TriZetto or any of the TriZetto Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on TriZetto; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of TriZetto Common Stock.

                           (c) Governmental Consents. No consent, approval,
order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by TriZetto or any of the TriZetto Subsidiaries in connection with the execution and delivery of this Agreement or the IMS Voting Agreement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (A) the Form S-4, (B) the Prospectus/Proxy Statement, (C) the Tracking Stock Form 10, (D) the STB Form 10 and (E) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the IMS Voting Agreement and the transactions contemplated hereby or thereby; (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which TriZetto is qualified to do business; (iii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iv) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the NYSE and the Nasdaq;
(v) such filings and notifications as may be necessary under the HSR Act and applicable foreign antitrust laws; and (vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Merger or otherwise prevent TriZetto from performing its obligations under this Agreement or the IMS Voting Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto.

                  3.4 SEC Documents.

                           (a) SEC Reports. TriZetto has made available to IMS
or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by TriZetto with the SEC on or after October 7, 1999 (the "TRIZETTO SEC DOCUMENTS"), which are all the documents (other than preliminary material) that TriZetto was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded a filing prior to the date of this Agreement, then on the date of such filing), none of the TriZetto SEC Documents

                           (including all exhibits and schedules thereto and
documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the TriZetto SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. TriZetto has filed all documents and agreements which were required to be filed as exhibits to the TriZetto SEC Documents.

(b) Financial Statements. The financial statements of TriZetto included in the TriZetto SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of TriZetto and its consolidated TriZetto Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                  3.5 Information Supplied. None of the information supplied or to be supplied by TriZetto for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the stockholders of TriZetto and at the time of the TriZetto Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                  3.6 Compliance with Applicable Laws. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, the businesses of TriZetto and the TriZetto Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on TriZetto. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, TriZetto has not been notified by any Governmental Entity that any investigation or review with respect to TriZetto or any of the TriZetto Subsidiaries is pending or threatened, nor has any Governmental Entity notified TriZetto of its intention to conduct the same. TriZetto and the TriZetto Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on TriZetto.

                  3.7 Litigation. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of TriZetto, threatened against TriZetto or any of the TriZetto Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TriZetto or any of the TriZetto Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on TriZetto. TriZetto has made available to IMS or its counsel correct and complete copies of all correspondence prepared by its counsel for TriZetto's auditors in connection with the last two (2) completed audits of TriZetto's financial statements and any such correspondence since the date of the last such audit.

                  3.8 ERISA and Other Compliance.

                           (a) TriZetto has made available to IMS a list of (i)
each "employee benefit plan," as defined in Section 3(3) of ERISA, and (ii) any other plan, arrangement or agreement involving direct or indirect compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by TriZetto or any of the TriZetto Subsidiaries or any ERISA Affiliate (as defined in Section 2.8) under which TriZetto or any of the TriZetto Subsidiaries or any ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of TriZetto or any of the TriZetto Subsidiaries or any ERISA Affiliate (collectively, the "TRIZETTO EMPLOYEE PLANS"). TriZetto has also made available to IMS copies of all TriZetto Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and any summaries of material modification, the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three (3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from TriZetto or any of the TriZetto Subsidiaries through December 31, 1999 with respect to any of the TriZetto Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on TriZetto's or any such TriZetto Subsidiary's financial statements as of December 31, 1999. Each TriZetto Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on TriZetto.

                           (b) No TriZetto Employee Plan is subject to Title IV
of ERISA. No TriZetto Employee Plan is a "multiemployer plan," as defined in
Section 3(37) of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any TriZetto Employee Plan which is covered by Title I of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject TriZetto or any TriZetto Subsidiary to a tax or penalty that would have a Material Adverse Effect on TriZetto. To the knowledge of TriZetto, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the TriZetto Employee Plans which could result in a liability that would have a Material Adverse Effect on TriZetto. No TriZetto Employee Plan, either individually or collectively, provides for any payment by TriZetto or any TriZetto Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404.

                           (c) Any TriZetto Employee Plan which is intended to
be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and TriZetto is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                           (d) No TriZetto Employee Plan provides benefits,
including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of TriZetto or any TriZetto Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under a TriZetto Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, (iii) deferred compensation benefits under a plan, which are accrued as liabilities on the books of TriZetto or any TriZetto Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All such TriZetto Employee Plans may be amended or terminated at any time without causing TriZetto or any TriZetto Subsidiary to incur liability having a Material Adverse Effect on TriZetto.

                           (e) Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) restrict or prohibit TriZetto or any TriZetto Subsidiary from amending any TriZetto Employee Plan,
(ii) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code), (iii) result in forgiveness of indebtedness to any director, officer or employee of TriZetto or any TriZetto Subsidiary under any TriZetto Employee Plan or otherwise, (iv) increase any benefits otherwise payable under any TriZetto Employee Plan or (v) result in any acceleration of the time of payment or vesting of any benefits under any TriZetto Employee Plan or otherwise.

                           (f) TriZetto and each TriZetto Subsidiary is: (i) in
compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA; (ii) has withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to TriZetto employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for TriZetto employees (other than payments to TriZetto Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against TriZetto or any TriZetto Subsidiary under any worker's compensation policy or any uninsured long-term disability policy. To TriZetto's knowledge, no employee of TriZetto has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by TriZetto or any TriZetto Subsidiary and disclosing to TriZetto or using trade secrets or proprietary information of any other Person.

                           (g) No work stoppage or labor strike against TriZetto
or any TriZetto Subsidiary is pending, threatened or reasonably anticipated with respect to TriZetto employees. TriZetto does not know of any activities or proceedings of any labor union to organize any such TriZetto employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of TriZetto, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any TriZetto employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to TriZetto or any TriZetto Subsidiary having a Material Adverse Effect on TriZetto. Neither TriZetto nor any TriZetto Subsidiary is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to TriZetto employees and no collective bargaining agreement is being negotiated by TriZetto or any TriZetto Subsidiary with respect to such employees.

                  3.9 Absence of Undisclosed Liabilities. At December 31, 1999 (the "TriZetto Balance Sheet Date"), (i) neither TriZetto nor any of the TriZetto Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to TriZetto and the TriZetto Subsidiaries, taken as a whole, and were not provided for in the consolidated balance sheet of TriZetto at the TriZetto Balance Sheet Date, a copy of which has been delivered to IMS (the "TRIZETTO BALANCE SHEET"); and (ii) all reserves established by TriZetto and set forth in the TriZetto Balance Sheet were reasonably adequate.

                  3.10 Absence of Certain Changes or Events. As of the date hereof, except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement or as contemplated by this Agreement, since the TriZetto Balance Sheet Date (and other than in compliance with Section 5.3) there has not occurred:

                           (a) any change in the financial condition,
properties, businesses or results of operations of TriZetto and the TriZetto Subsidiaries taken as a whole that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

                           (b) any amendments or changes in the Certificate of
Incorporation or Bylaws of TriZetto;

                           (c) any damage destruction or loss to physical
property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

                           (d) any redemption, repurchase or other acquisition
of shares of TriZetto Common Stock by TriZetto (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to TriZetto Common Stock;

                           (e) any material increase in or modification of the
compensation or benefits payable or to become payable by TriZetto to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                           (f) any material increase in or modification of any
bonus, pension, insurance or TriZetto Employee Plan or TriZetto Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

                           (g) any acquisition or sale of a material amount of
property or assets of TriZetto, other than in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                           (h) any alteration in any term of any outstanding
security of TriZetto;

                           (i) any (A) incurrence, assumption or guarantee by
TriZetto of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of TriZetto; or (C) issuance or sale of options or other rights to acquire from TriZetto, directly or indirectly, debt securities of TriZetto or any securities convertible into or exchangeable for any such debt securities;

                           (j) any creation or assumption by TriZetto of any
mortgage, pledge, security interest or lien or other encumbrance on any asset;

                           (k) any making of any loan, advance or capital
contribution to or investment in any Person other than (i) travel loans or advances made in the ordinary course of business of TriZetto, (ii) other loans and advances in an aggregate amount which does not exceed $500,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

                           (l) any entering into, amendment of, relinquishment,
termination or non-renewal by TriZetto of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

                           (m) any material transfer or grant of a right under
the TriZetto IP Rights (as defined in Section 3.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

                           (n) any material labor dispute or charge of unfair
labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any employees of TriZetto, any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

                           (o) any failure to make any material contribution due
under any of the TriZetto Employee Plans;

                           (p) any event, occurrence or development which is
reasonably likely to have a Material Adverse Effect on TriZetto;

                           (q) any material change in the accounting practices
of TriZetto, except for any such change required by reason of a concurrent change in GAAP; or

                           (r) any agreement or arrangement made by TriZetto to
take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

                  3.11 No Defaults. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, to TriZetto's knowledge, neither it nor any of the TriZetto Subsidiaries nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by TriZetto, any of the TriZetto Subsidiaries or any other party under, any Contract to which TriZetto or any of the TriZetto Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on TriZetto. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

                  3.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of TriZetto or any of the TriZetto Subsidiaries from TriZetto or any of the TriZetto Subsidiaries, under any TriZetto Employee Plan, TriZetto Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any TriZetto Employee Plan or TriZetto Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  3.13 Taxes.

                  (a) Except as set forth in (or resulting from matters set forth in) the TriZetto SEC Documents or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on TriZetto:

                                    (1) TriZetto and each of the TriZetto
Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all Returns and all such filed Returns are complete and accurate in all material respects;

                                    (2) TriZetto and each of the TriZetto
Subsidiaries have timely paid all Taxes that are shown as due on such filed Returns or that TriZetto or any of the TriZetto Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

                                    (3) as of the date hereof, there are not
pending or, to the actual knowledge of the executive officers of TriZetto or any of the TriZetto Subsidiaries, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters;

                                    (4) neither TriZetto nor any of the TriZetto
Subsidiaries is or may be liable for the Taxes of any Person (other than Persons who at the Effective Time are members of the affiliated group of corporations of which TriZetto is the common parent) pursuant to Section 1502 of the Code, by agreement or otherwise; and

                                    (5) neither TriZetto nor any of the TriZetto
Subsidiaries has any liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the TriZetto SEC Documents other than any liability for unpaid Taxes that may have properly accrued since the TriZetto Balance Sheet Date in connection with the operation of the business of TriZetto or any of the TriZetto Subsidiaries in the ordinary course.

                           (b) No payments to be made to any of the officers and
employees of TriZetto or any of the TriZetto Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

                  3.14 Intellectual Property.

                           (a) TriZetto and the TriZetto Subsidiaries own or
have the right to use all material Intellectual Property Rights necessary or required for the operation of the business of TriZetto as currently conducted or to products or services currently under development by TriZetto and the TriZetto Subsidiaries (collectively, "TriZetto IP Rights"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other Person or party. The TriZetto IP Rights constitute all Intellectual Property Rights necessary for the conduct of their businesses in the manner conducted immediately prior to the Closing. All TriZetto IP Rights are either owned by TriZetto and the TriZetto Subsidiaries free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither TriZetto nor any TriZetto Subsidiary is in material default thereunder; and to the knowledge of TriZetto, no corresponding licensor is in material default thereunder. None of the TriZetto IP Rights infringes or otherwise conflicts with any

Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of TriZetto, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any TriZetto IP Rights; there is no outstanding order relating to any TriZetto IP Rights; to the knowledge of TriZetto, there is currently no infringement by any Person of any TriZetto IP Rights; and the TriZetto IP Rights owned, used or possessed by TriZetto and the TriZetto Subsidiaries is sufficient and adequate to conduct the business of TriZetto and the TriZetto Subsidiaries to the full extent as such business is currently conducted.

                           (b) TriZetto and the TriZetto Subsidiaries have taken
reasonable steps to protect, maintain and safeguard its respective TriZetto IP Rights, including any TriZetto IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                           (c) A true and complete list of all material Software
owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Software owned by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant. A true and complete list of all material third party Software used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Software currently used by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant.

                           (d) A true and complete list of all material
Databases owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Databases owned by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant. A true and complete list of all material third party Databases used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Databases currently used by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant.

                           (e) No material confidential or trade secret
information of TriZetto or any TriZetto Subsidiary has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on TriZetto.

                           (f) TriZetto and the TriZetto Subsidiaries have valid
copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the TriZetto Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

                           (g) (A) No third party (including any original
equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by TriZetto (the "TRIZETTO PRODUCTS") or any adaptations, translations, or derivative works based on the TriZetto Products, or any portion thereof; (B) Neither TriZetto nor any TriZetto Subsidiary has granted to any third party any exclusive rights of any kind with respect to any of the TriZetto Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the TriZetto Products; and (C) Neither TriZetto nor any TriZetto Subsidiary has granted any third party any right to market any product utilizing any TriZetto Product under any "private label" arrangements pursuant to which TriZetto or any TriZetto Subsidiary is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section
3.14 of the TriZetto Disclosure Letter and true and correct copies of such documents or instruments have been furnished to IMS. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the TriZetto Products are a derivative work.

                           (h) Except as is not reasonably likely to have a
Material Adverse Effect on TriZetto, each of the TriZetto Products: (A) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to TriZetto's business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                           (i) To the knowledge of TriZetto, no employee of
TriZetto or any TriZetto Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with TriZetto or any other party because of the nature of the business conducted by TriZetto or proposed to be conducted by TriZetto.

                           (j) If TriZetto or any TriZetto Subsidiary is
obligated to repair or replace products or services previously provided by TriZetto or any TriZetto Subsidiary that are not Year 2000 Compliant in order to meet TriZetto's or any TriZetto Subsidiary's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of TriZetto, TriZetto and the TriZetto Subsidiaries have repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

                           (k) All of the Software owned or used by TriZetto
complies in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

                  3.15 Fees and Expenses. Neither TriZetto nor any of the TriZetto Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

                  3.16 Environmental Matters.

                           (a) TriZetto and each TriZetto Subsidiary, including
all of their businesses and operations, are, and have been, operated in compliance with all Environmental Laws, except where the failure to so comply has not had, and is not reasonably likely to have, a Material Adverse Effect on TriZetto.

                           (b) To the knowledge of TriZetto, there are no
conditions on, about, beneath or arising from any real property which is now owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TRIZETTO CURRENT REAL PROPERTY") which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or (ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

                           (c) To the knowledge of TriZetto, there were no
conditions on, about, beneath or arising from any real property which was, but is no longer, owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TriZetto Former Real Property"), during the period of such ownership, use or lease, which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or (ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

                           (d) Neither TriZetto nor any TriZetto Subsidiary has
received any notification of a release or threat of a release of a Hazardous Substance with respect to any TriZetto Current Real Property or TriZetto Former Real Property.

                           (e) No Hazardous Substances have been used, handled,
generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath any TriZetto Current Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

                           (f) During TriZetto's or any TriZetto Subsidiary's
ownership, use or lease of the TriZetto Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath the TriZetto Former Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

                           (g) To the knowledge of TriZetto, there are no above
or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Current Real Property. During TriZetto's or any TriZetto Subsidiary's ownership, use or lease of the TriZetto Former Real Property, there were no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Former Real Property.

                           (h) Except as is not reasonably likely to have a
Material Adverse Effect on TriZetto, neither TriZetto nor any TriZetto Subsidiary has received notice or has knowledge of:

                                    (1) any claim, demand, investigation,
enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against TriZetto or any TriZetto Subsidiary or the TriZetto Current Real Property or TriZetto Former Real Property pursuant to any Environmental Law;

                                    (2) any claim, demand notice, suit or
action, made or threatened by any Person against TriZetto, any TriZetto Subsidiary, the TriZetto Current Real Property or the TriZetto Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the TriZetto

Current Real Property or TriZetto Former Real Property or (B) any alleged violation of any Environmental Law by TriZetto or any TriZetto Subsidiary; or

                                    (3) any communication to or from any
governmental authority arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the TriZetto Current Real Property or TriZetto Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

                           (i) No wastes generated by TriZetto or any TriZetto
Subsidiary have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. None of the TriZetto Current Real Property or TriZetto Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

                           (j) all environmental reports, studies, assessments,
sampling data, permits, filings, regulatory correspondence, claims and other environmental information relating to TriZetto or any TriZetto Subsidiary or any of their current or former properties or operations have been provided to IMS.

                  3.17 Interested Party Transactions. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, no officer or director of TriZetto or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to TriZetto or any of the TriZetto Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which TriZetto or any of the TriZetto Subsidiaries is a party or by which it may be bound or affected.

                  3.18 Board Approval. The Board of Directors of TriZetto has, as of the date hereof, unanimously (i) approved this Agreement and the Merger,
(ii) determined that the Merger is in the best interests of the stockholders of TriZetto and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of TriZetto approve the TriZetto Proposals.

                  3.19 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of TriZetto Common Stock are entitled to cast is the only vote of the holders of any class or series of TriZetto capital stock necessary to approve this Agreement and the TriZetto Proposals.

                  3.20 Opinion of Financial Advisor. TriZetto's Board of Directors has received an opinion, dated the date of this Agreement, from Warburg Dillon Read LLC to the effect that, as of such date, the Exchange Ratio is fair to TriZetto from a financial point of view.

                  3.21 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon TriZetto or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by TriZetto or any of its subsidiaries as currently conducted or any acquisition of property by TriZetto or any of its subsidiaries.

                  3.22 Takeover Statutes. No Takeover Statute or any anti-takeover provision in TriZetto's certificate of incorporation or bylaws is applicable to TriZetto, the TriZetto Common Stock, the Merger or the other transactions contemplated by this Agreement or the TriZetto Voting Agreements.

         4. IMS Covenants.

                  4.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS will promptly advise TriZetto in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of IMS contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on IMS and (c) of any breach by IMS of any covenant or agreement contained in this Agreement.

                  4.2 Maintenance of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS will use its reasonable best efforts to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If IMS becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of TriZetto in writing and, if requested by TriZetto, will exert its reasonable best efforts to restore the relationship.

                  4.3 Conduct of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of TriZetto unless expressly contemplated by this Agreement:

                           (a) borrow any money except for amounts that are not
in the aggregate material to the financial condition of IMS and the IMS Subsidiaries, taken as a whole;

                           (b) enter into any material transaction not in the
ordinary course of its business consistent with past practice;

                           (c) materially encumber or permit to be materially
encumbered any of its assets except in the ordinary course of its business;

                           (d) make a material disposition of assets except in
the ordinary course of business consistent with past practice;

                           (e) enter into any material lease or contract for the
purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

                           (f) fail to maintain its equipment and other assets
in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                           (g) pay (or make any oral or written commitments or
representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year pursuant to existing arrangements previously disclosed to TriZetto) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type described in
Section 2.8, other than such incentive awards, bonus payments and retention programs as may be reasonably necessary in order for IMS to conduct its business and administer corporate affairs in the ordinary course consistent with past practice and to consummate the Merger;

                           (h) make any material change in accounting practices,
except for any such change required by reason of a concurrent change in GAAP;

                           (i) declare, set aside or pay any cash or stock
dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock, other than regular quarterly dividends on the IMS Common Stock and IMS's ongoing common stock repurchase program;

                           (j) merge, consolidate or reorganize with, or acquire
any entity in one or more transactions (other than such transaction that would not be material and that would not impair or affect the timing of the Merger);

                           (k) amend its Certificate of Incorporation or Bylaws;

                           (l) license any IMS IP Rights except in the ordinary
course of business consistent with past practice; or

                           (m) agree to do, or permit any IMS Subsidiary to do
or agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 4.3.

                  4.4 Stockholder Meeting. IMS will convene the IMS Stockholders Meeting to be held within forty-five (45) days after the Form S-4 shall have been declared effective by the SEC to submit this Agreement and related matters for the consideration and adoption by the IMS Stockholders. Such adoption shall be recommended by IMS's Board of Directors unless in the good faith judgment of IMS's Board of Directors, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. Such meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with applicable securities laws. IMS agrees that its obligations to convene, hold and conduct the IMS Stockholders Meeting shall not be affected by the withdrawal or modification by the IMS Board of Directors, in accordance with this Section 4.4, of its recommendation to the IMS stockholders that such

Stockholders adopt this Agreement. Contemporaneously with the execution and delivery of this Agreement, IMS will cause the IMS Designated Stockholders to execute the IMS Voting Agreement.

                  4.5 Prospectus/Proxy Statement. IMS will mail to its stockholders in a timely manner, for the purpose of considering and voting upon the adoption of this Agreement at the IMS Stockholders Meeting, the Prospectus/Proxy Statement in the Form S-4. IMS will promptly provide all information relating to its business or operations necessary for inclusion in the Prospectus/Proxy Statement to satisfy all requirements of applicable state and federal securities laws. IMS shall be solely responsible for any statement, information or omission in the Prospectus/Proxy Statement relating to it or its affiliates based upon written information furnished by it. IMS will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

                  4.6 Regulatory Approvals. IMS will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which TriZetto may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, IMS shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act. Subject to the proviso contained in Section 4.7, IMS will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents.

                  4.7 Necessary Consents. During the term of this Agreement, IMS will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.6 to allow the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Section 4.7 shall require, or be construed to require, IMS to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of IMS or any of its affiliates (or to consent to any sale, or agreement to sell, by TriZetto of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses.

                  4.8 Access to Information. IMS will allow TriZetto and its agents reasonable access to the files, books, records and offices of IMS and each IMS Subsidiary, including, without limitation, any and all information relating to IMS's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. IMS will cause its accountants to cooperate with TriZetto and its agents in making available to TriZetto all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants. All such information shall be governed by the terms of the confidentiality agreement between IMS and TriZetto (the "CONFIDENTIALITY AGREEMENT").

                  4.9 Satisfaction of Conditions Precedent. During the term of this Agreement, IMS will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 8, and IMS will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

                  4.10 IMS Corporate Headquarters. As soon as practicable following the Closing Date, IMS agrees that the corporate headquarters and executive offices of IMS shall be relocated to Newport Beach, California.

                  4.11 IMS Options. Prior to the IMS Stockholders' Meeting, the Board of Directors of IMS shall take all such actions as are necessary in order to ensure that the vesting of all IMS Options will not accelerate as a result of the Merger or the related transactions contemplated hereby.

                  4.12 No Other Negotiations. Upon execution of this Agreement, IMS does not have, or shall immediately terminate any discussions with, any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS shall not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by IMS or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than TriZetto, relating to the possible acquisition of IMS and its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of their capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an "ALTERNATIVE ACQUISITION"), (b) provide information with respect to IMS or any of its subsidiaries to any Person, other than TriZetto, relating to a possible Alternative Acquisition by any Person, other than TriZetto, (c) enter into an agreement with any Person, other than TriZetto, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by TriZetto.

                  Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of IMS (or its agents pursuant to its instructions) from taking any of the following actions: (a) complying with Rule 14e-2 promulgated under the Exchange Act or (b) (i) furnishing information concerning IMS and its business, properties and assets to any third party or (ii) engaging in discussions and negotiating with such third party concerning an Alternative Acquisition, provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of IMS (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of IMS, and if consummated, based on the advice of IMS's financial advisors, the Board of Directors of IMS has determined is financially more favorable to the stockholders of IMS than the terms of the Merger (a "SUPERIOR PROPOSAL"); (2) IMS's Board of Directors has determined, based on the advice of its financial advisors, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of IMS shall have determined, after consultation with its outside legal counsel, that the failure to furnish information to or engage in discussions or negotiations with such third party would be inconsistent with its fiduciary obligations under applicable law; and
(4) TriZetto shall have been notified in writing of such Acquisition Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, IMS shall not provide any non-public information to such third party unless (1) it has prior to the date thereof provided such information to TriZetto or TriZetto's representatives; and
(2) IMS provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the Confidentiality Agreement.

                  In addition to the foregoing, IMS shall not enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after TriZetto's receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, IMS shall be entitled to (1) change its recommendation concerning the Merger and (2) enter into an agreement with such third party concerning an Alternative Acquisition.

                  If IMS or any of its subsidiaries receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, IMS shall immediately notify TriZetto thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be.

                  IMS shall be entitled to provide copies of this Section 4.12 to third parties who on an entirely unsolicited basis after the date hereof, contact IMS concerning an Alternative Acquisition; provided that TriZetto shall concurrently be notified of such contact and the delivery of such copy.

                  4.13 Rights. Prior to the Effective Time, the Board of Directors of IMS shall take all necessary action to terminate or redeem all of the outstanding Rights, effective immediately prior to the Effective Time.

                  5. TriZetto Covenants.

                  5.1 Advice of Changes. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will promptly advise IMS in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of TriZetto contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on TriZetto and (c) of any breach by TriZetto of any covenant or agreement contained in this Agreement.

                  5.2 Maintenance of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will use its reasonable best efforts to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If TriZetto becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of IMS in writing and, if requested by IMS, will exert its reasonable best efforts to restore the relationship.

                  5.3 Conduct of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of IMS unless expressly contemplated by this Agreement:

                           (a) borrow any money except for amounts that are not
in the aggregate material to the financial condition of TriZetto and the TriZetto Subsidiaries, taken as a whole;

                           (b) enter into any material transaction not in the
ordinary course of its business consistent with past practice;

                           (c) materially encumber or permit to be materially
encumbered any of its assets except in the ordinary course of its business;

                           (d) make a material disposition of assets except in
the ordinary course of business consistent with past practice;

                           (e) enter into any material lease or contract for the
purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

                           (f) fail to maintain its equipment and other assets
in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                           (g) pay (or make any oral or written commitments or
representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year and except pursuant to existing arrangements previously disclosed in writing to IMS) or enter into or amend the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan of the type described in Section 3.8;

                           (h) make any material change in accounting practices,
except for any such change required by reason of a concurrent change in GAAP;

                           (i) declare, set aside or pay any cash or stock
dividend or other distribution in respect of capital stock or redeem or otherwise acquire any of its capital stock;

                           (j) amend or terminate any material contract,
agreement or license to which it is a party except those amended or terminated in the ordinary course of its business consistent with past practice, or which are not material in amount or effect;

                           (k) lend any amount to any Person, other than (i)
advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts, or (ii) any loans pursuant to any TriZetto
Section 401(a) Plan;

                           (l) guarantee or act as a surety for any obligation
except for obligations in amounts that are not material to TriZetto and the TriZetto Subsidiaries, taken as a whole;

                           (m) issue, pledge or sell, dispose of or encumber any
shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted by
Section 5.3(g)), or any other of its or its subsidiaries' securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted by Section 5.3(g)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                           (n) merge, consolidate or reorganize with, or acquire
any entity (other than such transaction that would not be material and that would not impair or affect the timing of the Merger);

                           (o) amend its Certificate of Incorporation or Bylaws;

                           (p) license any TriZetto IP Rights except in the
ordinary course of business consistent with past practice; or

                           (q) agree to do, or permit any TriZetto Subsidiary to
do or agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

                  5.4 Stockholder Meeting. TriZetto will convene the TriZetto Stockholders Meeting to be held within forty-five (45) days after the Form S-4 shall have been declared effective by the SEC to submit the following matters (collectively, the "TRIZETTO PROPOSALS") for the consideration, adoption and approval of the TriZetto Stockholders: (i) this Agreement, (ii) the issuance of TriZetto Common Stock in connection with the Merger, (iii) the TriZetto Charter Amendment and (iv) a new TriZetto stock option plan, in such form and with such number of available options issuable thereunder as shall be agreed upon by the parties prior to the initial filing of the Prospectus/Proxy Statement with the SEC. Such approval shall be recommended by TriZetto's Board of Directors unless in the good faith judgment of TriZetto's Board of Directors, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. Such meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with applicable securities law. TriZetto agrees that its obligations to convene, hold and conduct the TriZetto Stockholders Meeting shall not be affected by the withdrawal or modification by the TriZetto's Board of Directors, in accordance with this Section 5.4, of its recommendation to the TriZetto Stockholders that such Stockholders approve the TriZetto Proposals. Contemporaneously with the execution and delivery of this Agreement, TriZetto will cause the TriZetto Designated Stockholders to execute the TriZetto Voting Agreements.

                  5.5 Prospectus/Proxy Statement. TriZetto will mail to its stockholders in a timely manner, for the purpose of considering and voting upon the TriZetto Proposals at the TriZetto Stockholders Meeting, the Prospectus/Proxy Statement in the Form S-4. TriZetto will promptly provide all information relating to its business or operations necessary for inclusion in the Prospectus/Proxy Statement to satisfy all requirements of applicable state and federal securities laws. TriZetto shall be solely responsible for any statement, information or omission in the Prospectus/Proxy Statement relating to it or its affiliates based upon written information furnished by it. TriZetto will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

                  5.6 Regulatory Approvals. TriZetto will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which IMS may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, TriZetto shall file with the FTC and the DOJ a pre-merger notification report under the HSR Act. Subject to the proviso contained in Section 5.7, TriZetto will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents.

                  5.7 Necessary Consents. During the term of this Agreement, TriZetto will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.6 to allow the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Section 5.7 shall require, or be construed to require, IMS to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of IMS or any of its affiliates (or to consent to any sale, or agreement to sell, by TriZetto of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses.

                  5.8 Access to Information. TriZetto will allow IMS and its agents reasonable access to the files, books, records and offices of TriZetto and each TriZetto Subsidiary, including, without limitation, any and all information relating to TriZetto's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. TriZetto will cause its accountants to cooperate with IMS and its agents in making available to IMS all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants. All such information shall be governed by the terms of the Confidentiality Agreement.

                  5.9 Satisfaction of Conditions Precedent. During the term of this Agreement, TriZetto will use its reasonable best efforts to satisfy or to cause to be satisfied all the conditions precedent that are set forth in Section 7, and TriZetto will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

                  5.10 Listing. TriZetto will use its best efforts to cause the shares of TriZetto Common Stock to be issued pursuant to the Merger to be approved for quotation on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

                  5.11 Nomination of Directors. The Board of Directors of TriZetto shall take any and all such actions as may be necessary to cause (i) Jeffrey Margolis, Victoria Fash, Robert Weissman and three other members of each of the existing Boards of Directors of TriZetto and IMS to be appointed to the Board of Directors of TriZetto and the Surviving Corporation at the Effective Time, (ii) such individuals to be nominated as members of TriZetto's management slate of directors at TriZetto's next annual meeting of stockholders and (iii) the total number of members of the Boards of Directors of TriZetto and the Surviving Corporation to be fixed at nine immediately following the Effective Time. As of the Effective Time, Jeffrey Margolis, Victoria Fash and Robert Weissman shall be designated as Class III directors, three members of the existing Board of Directors of TriZetto shall be designated as Class II directors, and three members of the existing Board of Directors of IMS shall be designated as Class I directors, with each such designee to be determined by TriZetto and IMS, respectively, prior to the Effective Time.

                  5.12 Nomination of Officers. The Board of Directors of TriZetto shall take such actions as may be necessary (including the securing, if necessary, of applicable resignations) to cause the following persons to be appointed to the following positions within TriZetto at the Effective Time: (a) Chairman of the Board - Robert Weissman; (b) Vice Chairman of the Board - Jeffrey Margolis; (c) Chief Executive Officer - Victoria Fash; and (d) President
- Jeffrey Margolis.

                  5.13 TriZetto Charter Amendment. Subject to the approval of the TriZetto stockholders, the Board of Directors of TriZetto shall take such actions as may be necessary for the TriZetto Charter Amendment to be duly authorized and approved.

                  5.14 TriZetto Options. Prior to the TriZetto Stockholders Meeting, the Board of Directors of TriZetto (or the committee thereof appointed to administer the TriZetto Plan) shall take all such actions as are necessary in order to ensure that the vesting of all TriZetto Options will not accelerate as a result of the Merger or the related transactions contemplated hereby.

                  5.15 Margolis Agreement. During the period from the date hereof until the Effective Time, TriZetto shall not waive any of its rights under, or any obligation of Jeffrey Margolis pursuant to, the letter agreement, dated the date hereof, between TriZetto and Jeffrey Margolis.

                  5.16 TriZetto Management. From and after the date hereof, TriZetto shall use reasonable best efforts in order to cause the individuals listed on Schedule 5.16 hereto to enter into letter agreements with TriZetto substantially in the form of the letter agreement, dated the date hereof, between TriZetto and Jeffrey Margolis, referred to in Section 5.15.

         6. Additional Agreements.

                  6.1 Registration on Form S-4. The TriZetto Common Stock to be issued in the Merger shall be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on a Form S-4 registration statement (the "FORM S-4"). As promptly as practicable after the date of this Agreement, TriZetto and IMS shall prepare and file with the SEC the Form S-4, together with the prospectus/joint proxy statement to be included therein (the "PROSPECTUS/PROXY STATEMENT") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of TriZetto and IMS shall use its reasonable best efforts to respond promptly to any comments of the SEC and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Prospectus/Proxy Statement to be mailed to each company's stockholders at the earliest practicable time. Each party shall promptly furnish to the other party all information concerning such party and its stockholders as may be reasonably required in connection with any action contemplated by this Section 6.1. The Prospectus/Proxy Statement and Form S-4 shall comply in all material respects with all applicable requirements of law. Each of TriZetto and IMS will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, TriZetto or IMS, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of TriZetto and IMS, such amendment or supplement.

                  6.2 Indemnification.

                           (a) The Certificate of Incorporation of the Surviving
Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation of IMS on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of IMS and TriZetto, unless such modification is required by law.

                           (b) After the Effective Time, the Surviving
Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of IMS and TriZetto (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time, or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (ii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two (2) or more Indemnified Parties.

                           (c) For a period of six (6) years after the Effective
Time, the Surviving Corporation shall maintain in effect directors and officers liability insurance covering those persons who are currently covered by IMS's or TriZetto's directors and officers liability insurance policy on terms comparable to those applicable to the then current directors and officers of TriZetto, provided, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 200% of the current annual premium paid by IMS or TriZetto, respectively, to maintain or procure such insurance coverage.

                           (d) After the Effective Time, the Surviving
Corporation will fulfill and honor in all respects the obligations of IMS and TriZetto pursuant to indemnification agreements with IMS's or TriZetto's respective officers, directors and key employees in existence at the Effective Time. Such indemnification agreements have been made available to TriZetto and IMS, as applicable.

                           (e) If the Surviving Corporation or any of its
successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.2.

         The provisions of this Section 6.2 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.3 Tracking Stock. From and after the date hereof, TriZetto and IMS shall take such actions as are necessary to cause the authorization and distribution (the "TRACKING STOCK DISTRIBUTION"), immediately after the Effective Time, to holders of record of TriZetto Common Stock immediately after the Effective Time (including, for the avoidance of doubt, holders of IMS Common Stock immediately prior to the Effective Time), of a new class of TriZetto Common Stock

(the "TRACKING STOCK") which is intended to "track" the performance of certain businesses (the "TRACKED BUSINESSES") of IMS. Such efforts shall include, without limitation, (i) the preparation and filing with the SEC of a Form 10 (the "TRACKING STOCK FORM 10") with respect to the registration of the Tracking Stock, and all requisite amendments or supplements thereto, (ii) the preparation of a Certificate of Designations (the "CERTIFICATE OF DESIGNATIONS") setting forth the powers, preferences and rights of the Tracking Stock, and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware immediately after the Effective Time, (iii) taking appropriate steps in order to cause the Tracking Stock to be approved for listing on the NYSE, subject to official notice of issuance, (iv) the negotiation, execution and delivery of a distribution agreement with a distribution agent mutually acceptable to IMS and TriZetto and (v) the preparation, execution and delivery of appropriate inter-company agreements. Each of the parties will promptly provide all information relating to its business or operations necessary for inclusion in the Tracking Stock Form 10 to satisfy all requirements of applicable state and federal securities laws, and will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required in connection with the authorization and distribution of the Tracking Stock. The parties agree to cooperate in the determination of the assets of IMS which will constitute the Tracked Businesses; provided, that it is the intention of the parties that the assets set forth on Schedule 6.3 will constitute part of the Tracked Businesses.

                  6.4 Comfort Letters. TriZetto and IMS each shall use its reasonable best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

                  6.5 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreements, each of TriZetto and IMS and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Voting Agreements, as the case may be, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  6.6 IMS Contribution Election. At any time after the date hereof and prior to the Effective Time, IMS or any of its subsidiaries may elect to contribute all or any portion of the assets of IMS and its subsidiaries to any wholly-owned subsidiary of IMS, pursuant to an instrument of transfer in form and substance reasonably satisfactory to TriZetto, and to cause such wholly-owned subsidiary to assume any and all liabilities of IMS and its other subsidiaries arising out of or relating to the ownership of such assets, whether absolute, known, unknown, contingent or otherwise, pursuant to an instrument of assumption in form and substance reasonably satisfactory to TriZetto.

                  6.7 Strategic Technology Business Distribution.

                           (a) Prior to the Effective Time, IMS shall (i) form a
new Delaware corporation that will be a direct or indirect wholly-owned subsidiary of IMS ("STB CO."), (ii) contribute and transfer or cause to be contributed and transferred to STB Co. all of the right, title and


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

interest of IMS and its other subsidiaries in and to any and all assets primarily related to, or used or held for use primarily in connection with, IMS's strategic technology business, as more particularly described on Schedule 6.7(a) hereto (the "STRATEGIC TECHNOLOGY BUSINESS"), whether tangible or intangible and whether fixed, contingent or otherwise, pursuant to an instrument of transfer in form and substance reasonably satisfactory to TriZetto, (iii) cause STB Co. to assume any and all liabilities of IMS and its other subsidiaries arising out of or relating to the ownership of such assets or the operation of the Strategic Technology Business, whether absolute, known, unknown, contingent or otherwise, pursuant to an instrument of assumption in form and substance reasonably satisfactory to TriZetto and (iv) enter into one or more agreements, in form and substance reasonably satisfactory to TriZetto, pursuant to which IMS (and, upon consummation of the Merger, the Surviving Corporation) will continue to provide certain services to STB Co. for a transitional period of time after the Strategic Technology Business Distribution (as defined below) at a price based on the fair market value of such services, and certain other matters normally addressed in connection with corporate spin-offs will be addressed in a reasonable and customary manner.

                           (b) From and after the date hereof, TriZetto and IMS
shall take such actions as are necessary to cause the distribution (the "STB DISTRIBUTION"), immediately after the Effective Time, to holders of record of TriZetto Common Stock immediately after the Effective Time (including, for the avoidance of doubt, holders of IMS Common Stock immediately prior to the Effective Time), of all of the shares of STB Co. (the "STB STOCK"). Such efforts shall include, without limitation, (i) the actions to be taken pursuant to
Section 6.7(a), (ii) the preparation and filing with the SEC of a Form 10 (the "STB FORM 10") with respect to the registration of the STB Stock, and all requisite amendments or supplements thereto, (iii) taking appropriate steps in order to cause the STB Stock to be approved for quotation on the Nasdaq or listing on the NYSE, as shall be reasonably agreed by the parties, subject to official notice of issuance, and (iv) the negotiation, execution and delivery of a distribution agreement with a distribution agent mutually acceptable to IMS and TriZetto. Each of the parties will promptly provide all information relating to its business or operations necessary for inclusion in the STB Form 10 to satisfy all requirements of applicable state and federal securities laws, and will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required in connection with the authorization and distribution of the STB Stock.

                  6.8 Margolis Employment Agreement. Prior to the Effective Time, the parties shall use their respective reasonable best efforts to amend the employment agreement between TriZetto and Jeffrey Margolis in order to conform such agreement to the form (but not the financial or other compensation terms) of the employment agreement between IMS and Victoria Fash.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF IMS.

         The obligations of IMS hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

                  7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TriZetto set forth in Section 3 (as qualified by the TriZetto Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent (i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects has not had and is not reasonably likely to have a Material Adverse Effect on TriZetto, and IMS shall receive a certificate to such effect executed by TriZetto's Chief Executive Officer and Chief Financial Officer.

                  7.2 COVENANTS. TriZetto shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement on or before the Closing, and IMS shall receive a certificate to such effect signed by TriZetto's Chief Executive Officer and Chief Financial Officer, except where any nonperformance or noncompliance would not have a Material Adverse Effect on TriZetto. 7.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of TriZetto and the TriZetto Subsidiaries, taken as a whole, or in the ability of TriZetto to consummate the Merger, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which TriZetto conducts operations (a "TRIZETTO MATERIAL ADVERSE CHANGE").
7.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement. 7.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act. 7.6 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC. 7.7 DOCUMENTS. IMS shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by IMS's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of TriZetto and the TriZetto subsidiaries and for TriZetto to consummate the transactions contemplated hereby except when the failure to receive such consents, etc. is not reasonably likely to have a Material Adverse Effect on TriZetto.

                  7.8 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved by the IMS stockholders in accordance with the rules of the NYSE, applicable law and IMS's Certificate of Incorporation and Bylaws.

                  7.9 TRIZETTO APPROVALS. This Agreement, the issuance of TriZetto Common Stock in connection with the Merger and the TriZetto Charter Amendment shall have been duly adopted and approved by the TriZetto stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

                  7.10 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the U.S. Government seeking any of the foregoing be pending.

                  7.11 ELECTION OF IMS DESIGNEES TO BOARD OF DIRECTORS OF TRIZETTO. The Board of Directors of TriZetto shall have taken appropriate action to cause the number of directors comprising the full Board of Directors of TriZetto at the Effective Time to be nine persons, and that Victoria Fash, Robert Weissman and three (3) other members of the Board of Directors of IMS be added to the Board of Directors of TriZetto effective upon the Effective Time in accordance with Section 5.11.

                  7.12 TRIZETTO CHARTER AMENDMENT. The Board of Directors of TriZetto shall have duly authorized and approved the TriZetto Charter Amendment.


                  7.13 TAX OPINION. IMS shall have received the opinion of Sullivan & Cromwell, counsel to IMS, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of IMS and TriZetto will be a party to that reorganization within the meaning of
Section 368(b) of the Code, provided, that if Sullivan & Cromwell does not render such opinion, this condition shall nonetheless be deemed satisfied if Stradling Yocca Carlson & Rauth renders such opinion to IMS; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation to provide, certain customary representations and assumptions.

                  7.14 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to the IMS stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

                  7.15 TRACKING STOCK FORM 10. The Tracking Stock Form 10 shall have become effective under the Exchange Act and shall not be the subject of any stop-order or proceedings seeking a stop-order or subject to any proceedings commenced or threatened by the SEC.

                  7.16 CERTIFICATE OF DESIGNATIONS. TriZetto and IMS shall have reasonably agreed on the form of the Certificate of Designations.

                  7.17 NYSE LISTING. The shares of Tracking Stock to be distributed in connection with the Tracking Stock Distribution shall have been approved for listing on the NYSE, upon official notice of issuance.

                  7.18 STB FORM 10. The STB Form 10 shall have become effective under the Exchange Act and shall not be the subject of any stop-order or proceedings seeking a stop-order or subject to any proceedings commenced or threatened by the SEC.

                  7.19 LISTING OF STB STOCK. The shares of STB Stock to be distributed in connection with the STB Distribution shall have been approved for quotation on the Nasdaq or listing on the NYSE, as shall be reasonably agreed by the parties, upon official notice of issuance.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIZETTO.

         The obligations of TriZetto hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

                  8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IMS set forth in Section 2 (as qualified by the IMS Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent (i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects is not reasonably likely to have a Material Adverse Effect on IMS, and TriZetto shall receive a certificate to such effect executed by IMS's Chief Executive Officer and Chief Financial Officer.

                  8.2 COVENANTS. IMS shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement on or before the Closing, and TriZetto shall receive a certificate to such effect signed by IMS's Chief Executive Officer and Chief Financial Officer, except where any nonperformance or noncompliance would not have a Material Adverse Effect on IMS.

                  8.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of IMS and the IMS Subsidiaries, taken as a whole, or in the ability of IMS to consummate the Merger, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which IMS conducts operations (an "IMS MATERIAL ADVERSE CHANGE").

                  8.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  8.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

                  8.6 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

                  8.7 DOCUMENTS. TriZetto shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by TriZetto's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of IMS and the IMS subsidiaries and for IMS to consummate the transactions contemplated hereby except when the failure to receive such consents, etc. is not reasonably likely to have a Material Adverse Effect on IMS.

                  8.8 STOCKHOLDER APPROVAL. This Agreement, the issuance of TriZetto Common Stock in connection with the Merger and the TriZetto Charter Amendment shall have been duly adopted and approved by the TriZetto stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

                  8.9 IMS APPROVALS. This Agreement shall have been duly adopted and approved by the IMS stockholders in accordance with the rules of the NYSE, applicable law and IMS's Certificate of Incorporation and Bylaws.

                  8.10 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the U.S. Government seeking any of the foregoing be pending.

                  8.11 TAX OPINION. TriZetto shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to TriZetto, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of IMS and TriZetto will be a party to that reorganization within the meaning of Section 368(b) of the Code, provided, that if Stradling Yocca Carlson & Rauth does not render such opinion, this condition shall nonetheless be deemed satisfied if Sullivan & Cromwell renders such opinion to TriZetto; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation in providing, certain customary representations and assumptions.

                  8.12 SPIN-OFF OPINION.

                           (a) IMS shall have received an opinion from
McDermott, Will & Emery in form and substance reasonably satisfactory to TriZetto to the effect that the Merger should not affect the qualification of the distribution of IMS from Nielson Media Research, Inc. as a transaction in which no gain or loss is recognized under Section 355 of the Code; and

                           (b) IMS shall have received an opinion from
McDermott, Will & Emery in form and substance reasonably satisfactory to TriZetto to the effect that the Merger should not affect the qualification of the distribution of IMS's equity interest in the Gartner Group, Inc. as a transaction in which no gain or loss is recognized under Section 355 of the Code. 8.13 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to the IMS stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

                  8.14 TRACKING STOCK FORM 10. The Tracking Stock Form 10 shall have become effective under the Exchange Act and shall not be the subject of any stop-order or proceedings seeking a stop-order or subject to any proceedings commenced or threatened by the SEC.

                  8.15 CERTIFICATE OF DESIGNATIONS. TriZetto and IMS shall have reasonably agreed on the form of the Certificate of Designations.

                  8.16 NYSE LISTING. The shares of Tracking Stock to be distributed in connection with the Tracking Stock Distribution shall have been approved for listing on the NYSE, upon official notice of issuance.

                  8.17 STB FORM 10. The STB Form 10 shall have become effective under the Exchange Act and shall not be the subject of any stop-order or proceedings seeking a stop-order or subject to any proceedings commenced or threatened by the SEC.

                  8.18 LISTING OF STB STOCK. The shares of STB Stock to be distributed in connection with the STB Distribution shall have been approved for quotation on the Nasdaq or listing on the NYSE, as shall be reasonably agreed by the parties, upon official notice of issuance.

         9. TERMINATION OF AGREEMENT; TERMINATION FEES.

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of TriZetto or IMS:

                           (a) by mutual agreement of IMS and TriZetto;

                           (b) by IMS, if there has been a breach by TriZetto of
any representation, warranty, covenant or agreement set forth in this Agreement on the part of TriZetto, or if any representation of TriZetto shall have become untrue, such that Section 7.1 or 7.2 would not be satisfied and which TriZetto fails to cure prior to the Closing (except that no cure period shall be provided for a breach by TriZetto which by its nature cannot be cured);

                           (c) by TriZetto, if there has been a breach by IMS of
any representation. warranty, covenant or agreement set forth in this Agreement on the part of IMS, or if any representation of IMS shall have become untrue, such that Section 8.1 or 8.2 would not be satisfied and which IMS fails to cure prior to the Closing (except that no cure period shall be provided for a breach by IMS which by its nature cannot be cured);

                           (d) by either party if the required approvals of the
stockholders of IMS or TriZetto shall not have been obtained by reason of the failure to obtain the required vote;

                           (e) by either party, if all the conditions for
Closing the Merger set forth in Sections 7 and 8 hereof shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party, or, in the case of TriZetto, a breach by any of the TriZetto Designated Stockholders of the TriZetto Voting Agreements in the event TriZetto does not obtain stockholder approval of this Agreement, the issuance of TriZetto Common Stock in connection with the Merger and the TriZetto Charter Amendment;

                           (f) by either party, if a permanent injunction or
other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable; or

                           (g) by either party, if the IMS Board of Directors
shall have accepted or approved, or recommended to the stockholders of IMS, a Superior Proposal, or if the IMS Board of Directors shall have withdrawn or modified its recommendation of the Merger in connection with a Superior Proposal (a "SUPERIOR PROPOSAL TERMINATION").

         As used herein, the "FINAL DATE" shall be December 31, 2000.

                  9.2 NOTICE OF TERMINATION. Any termination of this Agreement under Section 9.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

                  9.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect (except as provided in Section 9.4 and Section 11) and nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations contained in the Confidentiality Agreement, all of which will survive termination of this Agreement in accordance with their terms. 9.4 TERMINATION FEE.

                           (a) In the event that this Agreement is terminated
pursuant to a Superior Proposal Termination in accordance with Section 9.1(g), IMS shall (i) immediately make payment to TriZetto (by wire transfer or cashiers check) of a fee in the amount of $202,000,000 (the "IMS TERMINATION FEE"), plus the costs, fees and expenses incurred by TriZetto in connection with the transactions contemplated by this Agreement, not to exceed $1,000,000 (the "EXPENSES") and (ii) grant to TriZetto a license to use the software described on Schedule 9.4(a), on the terms and conditions set forth on Schedule 9.4(a), pursuant to a license agreement reasonably satisfactory to TriZetto and IMS.

                           (b) In the event that this Agreement is terminated
pursuant to Section 9.1(d) as a result of a failure of the stockholders of IMS to approve the Merger by the vote required for such approval under circumstances where, without the occurrence of a TriZetto Material Adverse Change, the Board of Directors of IMS shall have refused to recommend or changed its recommendation concerning the Merger, or shall have disclosed, in any manner, its intention to change such recommendation, IMS shall immediately make payment to TriZetto (by wire transfer or cashiers check) of the IMS Termination Fee plus any Expenses, not to exceed $1,000,000.

                           (c) In the event that this Agreement is terminated
pursuant to Section 9.1(d) as a result of a failure of the stockholders of TriZetto to approve the Merger by the vote required for such approval, under circumstances where, without the occurrence of a IMS Material Adverse Change, the Board of Directors of TriZetto shall have refused to recommend or changed its recommendation concerning the Merger, or shall have disclosed, in any manner, its intention to change such recommendation, TriZetto shall immediately make payment to IMS (by wire transfer or cashiers check) of a fee in the amount of $43,000,000, plus the costs, fees and expenses incurred by IMS in connection with the transactions contemplated by this Agreement.

                           (d) Payment of the foregoing fees shall be the sole
and exclusive remedy of TriZetto against IMS and any of its subsidiaries or IMS against TriZetto and any of its subsidiaries, as the case may be, and their respective directors, officers, employees, agents, advisors, or other representatives with respect to the events giving rise to such payment.

                           (e) Neither party shall be entitled to receive the
termination fee hereunder if it shall have committed a material breach of this Agreement which has not been cured.

         10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

         11. MISCELLANEOUS.

                  11.1 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 11.9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.1.

                  11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  11.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  11.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by duly authorized officers of the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the IMS stockholders or the TriZetto stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the IMS stockholders or the TriZetto stockholders without obtaining such further approval.

                  11.7 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

                  11.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

                  11.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

            If to IMS to:              IMS Health Incorporated

                                       200 Nyala Farms
                                       Westport, Connecticut 06880
                                       Attention: Chief Executive Officer
                                       Telecopy: (203) 222-4247

            With a copy to:            IMS Health Incorporated

                                       200 Nyala Farms
                                       Westport, Connecticut 06880
                                       Attention: David Stevens
                                                  Jared Finkelstein
                                       Telecopy: (203) 222-4268

            And to:                    Sullivan & Cromwell

                                       125 Broad Street
                                       New York, New York 10004
                                       Attention: Alan J. Sinsheimer
                                                  Keith A. Pagnani
                                       Telecopy:  (212) 558-3588

            And if to TriZetto to:     The TriZetto Group, Inc.
                                       567 San Nicolas Drive, Suite 367
                                       Newport Beach, California 92660
                                       Attention: Christine A. Miller
                                       Telecopy:  (949) 219-2197

            With a copy to:            Stradling Yocca Carlson & Rauth
                                       660 Newport Center Drive, Suite 1600
                                       Newport Beach, CA  92660-6422
                                       Attention: K.C. Schaaf
                                                  Michael E. Flynn
                                       Telecopy:  (949) 725-4100

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

                  11.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  11.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  11.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  11.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding, (a) the holders of IMS Options are intended beneficiaries of Section 1.6; and (b) the officers and directors of IMS are intended beneficiaries of Section 6.2.

                  11.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, TriZetto and IMS promptly will issue a joint press release approved by both parties announcing the Merger. Thereafter, TriZetto or IMS may issue such press releases, and make such other disclosure regarding the Merger, as it determines (after consultation with legal counsel) are required under applicable securities laws or Nasdaq or NYSE rules.


                  11.15 ENTIRE AGREEMENT. This Agreement, the Voting Agreements, the IMS Disclosure Letter, the TriZetto Disclosure Letter and the Exhibits and Schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                       THE TRIZETTO GROUP, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       IMS HEALTH INCORPORATED


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                    Exhibit A to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT

                  VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

                  WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

                  WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger, (c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Stockholders. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TriZetto Common Stock"), set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

                  2. Agreement to Deliver Proxy. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the

Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

                  3. No Voting Trusts. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

                  4. No Proxy Solicitations. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

                  5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares.

                  6. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to IMS:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut 06880
                           Attention:  Chief Executive Officer
                           Telecopy: (203) 222-4247

                  With copies, which shall not constitute notice, to:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut 06880
                           Attention:  David Stevens
                                       Jared Finkelstein
                           Telecopy: (203) 222-4268
                  and

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:  Alan J. Sinsheimer
                                       Keith A. Pagnani
                           Telecopy:   (212) 558-3588

                  If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

                  With a copy to:

                           The TriZetto Group, Inc.
                           567 San Nicolas Drive
                           Newport Beach, California 92660
                           Attention:  General Counsel
                           Telecopy:   (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

                  10. MISCELLANEOUS.

                  (a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

                  (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (e) Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

                  (f) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                  (g) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    IMS HEALTH INCORPORATED


                                    By: ________________________
                                        Name:
                                        Title:

                                    STOCKHOLDER:

                                    By: ________________________
                                        Name:
                                        Title:
                                        Address:

                                        Telecopy:

                                                                       EXHIBIT A

                                  STOCKHOLDERS

                  NAME                                   NUMBER OF SHARES
                  ----                                   ----------------

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

                  NAME                                   OPTIONS
                  ----                                   -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation "IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), owned by the undersigned (the "Shares") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of March __, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.


                                                Dated March __, 2000


                                                --------------------------------
                                                (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares of Common Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of March __, 2000 (the "Voting Agreement"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                            Dated ____________________, 200_


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                    Exhibit B to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT

                  VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below). In the case of Fidelity Ventures, Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership (collectively, the "Fidelity Entities"), all references to "Stockholder" shall include only the Fidelity Entities and shall not include FMR Corp. and its other subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; directors and officers of FMR Corp. and Fidelity International Limited and their respective subsidiaries and affiliates; Edward C. Johnson 3d and members of his family and trusts for their benefit; and any accounts over which FMR Corp. or Fidelity International Limited or their respective subsidiaries and affiliates have investment management or advisory responsibilities, including any of the Fidelity Investments mutual funds.

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

                  WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

                  WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger, (c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Stockholders. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TriZetto Common Stock"), set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

                  2. Agreement to Deliver Proxy. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

                  3. No Voting Trusts. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

                  4. No Proxy Solicitations. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

                  5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that a Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

                  6. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to IMS:

                           IMS Health Incorporated

                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Attention:  Chief Executive Officer
                           Telecopy:   (203)222-4247

                  With copies, which shall not constitute notice, to:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Attention:  David Stevens
                                       Jared Finkelstein
                           Telecopy:   (203)222-4268

                  and

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:   Alan J. Sinsheimer
                                        Keith A. Pagnani
                           Telecopy:   (212) 558-3588

                  If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

                  With a copy to:

                           The TriZetto Group, Inc.
                           567 San Nicolas Drive
                           Newport Beach, California 92660
                           Attention:  General Counsel
                           Telecopy:   (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

                  10. MISCELLANEOUS.

                  (a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the

Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

                  (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (e) Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders, PROVIDED, however, that with respect to the Fidelity Entities this Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement, (iii) the date 180 days after the date of this Agreement, and (iv) the date specified in a written agreement duly executed and delivered by IMS and the Fidelity Entities.

                  (f) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                  (g) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    IMS HEALTH INCORPORATED


                                    By: ________________________
                                        Name:
                                        Title:

                                    STOCKHOLDER:


                                    By: ________________________
                                        Name:
                                        Title:
                                        Address:

                                        Telecopy:

                                                                       EXHIBIT A

                                  STOCKHOLDERS

                  NAME                                NUMBER OF SHARES
                  ----                                ----------------

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

                  NAME                                OPTIONS
                  ----                                -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), owned by the undersigned (the "Shares") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of March __, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.


                                            Dated March __, 2000


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares of Common Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of March __, 2000 (the "Voting Agreement"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                            Dated ____________________, 200_


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                    Exhibit C to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT

                  VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

                  WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

                  WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger, (c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Stockholders. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TriZetto Common Stock"), set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

                  2. Agreement to Deliver Proxy. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

                  3. No Voting Trusts. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

                  4. No Proxy Solicitations. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

                  5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that a Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

                  6. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to IMS:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Attention:  Chief Executive Officer
                           Telecopy:   (203)222-4247

                  With copies, which shall not constitute notice, to:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880

                           Attention:  David Stevens
                                       Jared Finkelstein
                           Telecopy:   (203)222-4268

                  and

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:   Alan J. Sinsheimer
                                        Keith A. Pagnani
                           Telecopy:   (212) 558-3588

                  If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

                  With a copy to:

                           The TriZetto Group, Inc.
                           567 San Nicolas Drive
                           Newport Beach, California 92660
                           Attention:  General Counsel
                           Telecopy:   (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

                  10. MISCELLANEOUS.

                  (a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

                  (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (e) Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

                  (f) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                  (g) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                 IMS HEALTH INCORPORATED


                                 By: ________________________
                                     Name:
                                     Title:

                                 STOCKHOLDER:


                                 By: ________________________
                                     Name:
                                     Title:
                                     Address:

                                     Telecopy:

                                                                       EXHIBIT A

                                  STOCKHOLDERS

                  NAME                                NUMBER OF SHARES
                  ----                                ----------------

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

                        NAME                       OPTIONS
                        ----                       -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), owned by the undersigned (the "Shares") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of March __, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.


                                            Dated March __, 2000


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares of Common Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of March __, 2000 (the "Voting Agreement"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                            Dated ____________________, 200_


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                    Exhibit D to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT

                  VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of IMS Health Incorporated, a Delaware corporation ("IMS"), and The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto (the "MERGER"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger;

                  WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

                  WHEREAS, in order to induce TriZetto to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to TriZetto an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of IMS acquired hereafter and prior to the termination of this Agreement so as to approve and adopt the Merger Agreement and the transactions contemplated thereby and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of IMS acquired hereafter and prior to the termination of this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Stockholders. Each of the Stockholders represents and warrants to TriZetto that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.01 per share, of IMS (the "IMS Common Stock"), set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of IMS and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of IMS Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of IMS or any security exercisable for or convertible into shares of capital stock of IMS other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

                  2. Agreement to Deliver Proxy. Each of the Stockholders agrees to deliver to TriZetto on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at any meeting of the stockholders of IMS at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of IMS under the Merger Agreement and (d) except for the Merger, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of IMS or the IMS Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

                  3. No Voting Trusts. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their

Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with TriZetto.

                  4. No Proxy Solicitations. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of IMS's stockholders in opposition to or in competition with the consummation of the Merger or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of IMS for the purpose of opposing or competing with the consummation of the Merger; PROVIDED, that the foregoing shall not restrict any director or officer of IMS from taking any action such director or such officer reasonably believes after consultation with outside counsel is necessary to satisfy such director's or such officer's fiduciary duty to stockholders of IMS.

                  5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares.

                  6. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of IMS Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of IMS Common Stock other than the Shares, unless such Stockholder agrees to deliver to TriZetto immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to TriZetto:

                           The TriZetto Group, Inc.
                           567 San Nicolas Drive
                           Newport Beach, California 92660
                           Attention:  General Counsel
                           Telecopy:   (949) 219-2197

                  If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

                  With a copy to:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Attention:  Chief Executive Officer
                           Telecopy:   (203)222-4247

                  and to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:  Alan J. Sinsheimer
                                       Keith A. Pagnani
                           Telecopy:   (212) 558-3588

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

                  10. MISCELLANEOUS.

                  (a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

                  (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (e) Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by TriZetto and each of the Stockholders.

                  (f) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                  (g) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                      THE TRIZETTO GROUP, INC.


                                      By: ________________________
                                          Name:
                                          Title:

                                      STOCKHOLDERS:


                                      By: ________________________
                                          Name:
                                          Title:
                                          Address:

                                          Telecopy:

                                      By: ________________________
                                          Name:

                                          Title:
                                          Address:

                                          Telecopy:

                                                                       EXHIBIT A

                                  STOCKHOLDERS

                  NAME                                NUMBER OF SHARES
                  ----                                ----------------

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

                  NAME                                OPTIONS
                  ----                                -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Jeffrey H. Margolis or another representative of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), designated by him and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.01 per share, of IMS Health Incorporated, a Delaware corporation ("IMS"), owned by the undersigned (the "Shares") as of the date hereof at any meetings of stockholders of IMS after the date hereof and at any adjournment or postponement thereof (each, an "IMS MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __ , 2000 (the "MERGER AGREEMENT"), by and between IMS and TriZetto, and the transactions contemplated thereby (the "MERGER"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of IMS under the Merger Agreement, or (c) except for the Merger, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of IMS or its subsidiaries, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of IMS under the Merger Agreement, or (c) except for the Merger, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of IMS or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of March __ , 2000, among certain stockholders of IMS, including the undersigned, and TriZetto, terminates in accordance with its terms, at which time this proxy shall expire.


                                            Dated March __, 2000


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints Jeffrey H. Margolis or another representative of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), designated by him and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the ____________ shares of Common Stock, par value $0.01 per share (the "NEW SHARES"), of IMS Health Incorporated, a Delaware corporation ("IMS"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of March __ , 2000 (the "VOTING AGREEMENT"), by and among certain stockholders of IMS, including the undersigned, and TriZetto, at any meetings of stockholders of IMS after the date hereof and at any adjournment or postponement thereof (each, an "IMS MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __ , 2000 (the "Merger Agreement"), by and between IMS and TriZetto, and the transactions contemplated thereby (the "Merger"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of IMS under the Merger Agreement, or (c) except for the Merger, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or inhibit the timely consummation of the Merger, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of IMS under the Merger Agreement, or (c) except for the Merger, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of IMS or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                            Dated ____________________, 200_


                                            --------------------------------
                                            (Signature of Stockholder)

                                                                    Exhibit E to
                                            Agreement and Plan of Reorganization

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            THE TRIZETTO GROUP, INC.

                  FIRST: The name of the Corporation is The TriZetto Group, Inc.

                  SECOND: The registered office of the Corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,210,000,000, consisting of (1) 10,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), (2) 800,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and (3) 400,000,000 shares of Series Common Stock, par value $.001 per share ("Series Common Stock"). The number of authorized shares of any of the Preferred Stock, the Common Stock or the Series Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Common Stock or the Series Common Stock voting separately as a class shall be required therefor.

                  The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Series Common Stock, for series of Series Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Series Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Series Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) or pursuant to the General Corporation Law of the State of Delaware.

                  Except as otherwise required by law, holders of a series of Preferred Stock or Series Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

                  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

                  Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as Article Fifth, Article Seventh, and Article Eighth of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

                  SIXTH: To the fullest extent permitted by the laws of the State of Delaware:

                  The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

                  The Corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

                  The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

                  The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section
         (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

                  For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon, or as soon as practicable following, the filing of the Delaware Certificate of Merger to which this Amended and Restated Certificate of Incorporation is attached, Class I directors shall be elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

                  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

                  EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

                  NINTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Seventh, Article Eighth or this Article Ninth or to adopt any provision inconsistent therewith.

                                                                    Exhibit F to
                                            Agreement and Plan of Reorganization

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            THE TRIZETTO GROUP, INC.

                             -----------------------


                                   ARTICLE I.

                                  STOCKHOLDERS

                  Section 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

                  Section 2. Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

                  Section 3. Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.

                  Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Restated Certificate of Incorporation; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 5. The Chairman of the Board, or in the Chairman's absence or at the Chairman's direction, the President, or in the President's absence or at the President's direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary of the corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders' proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

                  Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

                  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

                  Section 7. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Amended and Restated Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 8. In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

                  Section 9. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 10. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

                  Section 11. (A) ANNUAL MEETINGS OF STOCKHOLDERS.

                  (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting delivered pursuant to Article 1, Section 3 of these By-Laws, (b) by or at the direction of the Chairman of the Board or
(c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A) (1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

                  (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to
Article I, Section 2 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (C) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

                  (4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

                  Section 1. The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Amended and Restated Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation's Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

                  Section 2. Newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Amended and Restated Certificate of Incorporation of the corporation. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

                  Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the President, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director's address or telecopy number as shown on the books of the corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

                  Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Amended and Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock or Series Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

                  Section 5. If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

                  Section 6. The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until the next election of the Board of Directors and until their successors are elected and qualify. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. The committee shall have power to authorize the seal of the corporation to be affixed to all papers which are required by the Delaware General Corporation Law to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

                  The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

                  Section 7. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board. The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.

                  Section 8. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  Section 9. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

                  Section 10. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.

                                  ARTICLE III.

                                    OFFICERS

                  Section 1. The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the corporation, including a Chairman of the Board or President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

                  Section 2. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

                  Section 3. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chairman of the Board or the President, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the corporation.

                  Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

                                   ARTICLE IV.

                              CERTIFICATES OF STOCK

                  Section 1. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

                  Section 2. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

                  Section 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

                                   ARTICLE V.

                                 CORPORATE BOOKS

                  The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE VI.

                          CHECKS, NOTES, PROXIES, ETC.

                  All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.

                                  ARTICLE VII.

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                                  ARTICLE VIII.

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                                   ARTICLE IX.

                                   AMENDMENTS

                  These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 2 and Section 11 of Article I, Sections 1 and 2 of Article II or this proviso to this Article IX of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.